                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): November 19, 2001

                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     TEXAS
                 (State or Other Jurisdiction of Incorporation)

       1-11602                                           76-0273345
(Commission File No.)                       (I.R.S. Employer Identification No.)

                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)

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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


On November 19, 2001, SI Diamond Technology, Inc. (the Registrant) notified McGladrey & Pullen, LLP that they would no longer be the auditor for the Registrant. At the same time, Sprouse & Winn L.L.P. was appointed as the Registrant's new auditor effective November 19, 2001. The auditor's report from McGladrey & Pullen, LLP for the Registrant's last fiscal year did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles. However, the auditor's report for the last fiscal year was modified regarding the uncertainty of the Registrant's ability to continue as a going concern. WallaceSanders & Company audited the 1999 financial statements. In August 2000 WallaceSanders & Company merged with McGladrey & Pullen, LLP. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor effective September 6, 2000. The decision to engage Sprouse & Winn L.L.P. as the successor to McGladrey & Pullen, LLP was recommended and approved by the Registrant's Audit Committee of the Board of Directors on November 19, 2001. During the Registrant's most recent fiscal year and the subsequent interim period preceding the change, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has requested McGladrey & Pullen, LLP to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c)      Exhibits:

(16)     Letter on change in certifying accountant



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SI DIAMOND TECHNOLOGY, INC.


                                    By: /s/ Tracy Vaught
                                       -------------------------------------
                                       Tracy Vaught, Chief Financial Officer



Dated: November 21, 2001